FIRST AMENDMENT TO THE AMENDED AND RESTATED CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of September 10, 2018, to the Amended and Restated Custody Agreement, dated as of July 30, 2018 (the "Custody Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Company intends to create additional funds; and

WHEREAS, the parties desire to extend said Custody Agreement to apply to the Baird Small/Mid Cap Growth Fund; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Custody Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANK, N.A.

By: /s/ Mary Ellen Stanek	By: /s/ Anita M. Zagrodnik
Name: Mary Ellen Stanek	Name: Anita M. Zagrodnik
Title: President	Title: Senior VP 9/13/18

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
Name: Charles M. Weber
Title: Managing Director

Exhibit A

 to the Amended and Restated Custody Agreement

Separate Series of Funds

Fund Names

Bond Funds

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Quality Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Muni Bond Fund	August 31, 2015

Equity Funds

Name of Series	Date Added
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012
Baird Small/Mid Cap Value Fund	November 30, 2015
Chautauqua Global Growth Fund	May 1, 2016
Chautauqua International Growth Fund	May 1, 2016
Baird Small/Mid Cap Growth Fund	September 10, 2018